Exhibit 99.2

4 Waterway Square Place, Suite 100 The Woodlands, Texas 77380 (281) 210-5100

NEWS RELEASE

Newfield Announces Pricing Of Public Offering Of Common Stock

THE WOODLANDS, Texas, Feb. 25, 2016 /PRNewswire/ — Newfield Exploration Company (NYSE: NFX) announced the pricing of an underwritten public offering of 30,000,000 shares of its common stock. The underwriters intend to offer the shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The total gross proceeds of the offering (before underwriter’s discounts and commissions and estimated offering expenses) will be approximately $700 million. Newfield granted the underwriters a 30-day option to purchase up to 4,500,000 additional shares of its common stock. The offering is expected to close on March 2, 2016.

The net proceeds from the offering will be used for general corporate purposes, which may include repaying outstanding borrowings under Newfield’s credit facility and money market lines of credit, funding capital expenditures and working capital.

Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Goldman, Sachs & Co. are acting as book-running managers for the offering. The offering is being made under an effective shelf registration statement on Form S-3 (Registration No. 333-198120) filed by Newfield with the Securities and Exchange Commission (“SEC”) and only by means of a prospectus supplement and accompanying prospectus. Prospective investors should read the preliminary prospectus supplement and the accompanying prospectus included in the registration statement and other documents Newfield has filed with the SEC for more complete information about Newfield and the offering of the common stock. When available, copies of the prospectus supplement and the accompanying base prospectus related to the offering may be obtained for free by visiting EDGAR on the SEC website,www.sec.gov, or by contacting Credit Suisse Securities (USA) LLC, Prospectus Department (1-800-221-1037), One Madison Avenue, New York, New York 10010, email: newyork.prospectus@credit-suisse.com; J.P. Morgan via Broadridge Financial Solutions (866-803-9204), 1155 Long Island Avenue, Edgewood, New York 11717, email: prospectus-eq_fi@jpmchase.com;Goldman, Sachs & Co., attention: Prospectus Department (866-471-2526), 200 West Street, New York, New York 10282, email:prospectus-ny@ny.email.gs.com.

This news release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, or any solicitation of an offer to buy, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Newfield Exploration Company is an independent energy company engaged in exploration, development and production of crude oil, natural gas and natural gas liquids. We are focused on North American resource plays and our principal areas of operation include the Mid-Continent, the Rocky Mountains and onshore Texas. In addition, the Company has oil developments offshore China.

**This release contains forward-looking information. All information other than historical facts included in this release is forward-looking information. Although Newfield believes that these expectations are reasonable, this information is based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors. Factors that could impact forward-looking statements are described in “Risk Factors” in Newfield’s 2015 Annual Report on Form 10-K and other subsequent public filings with the Securities and Exchange Commission, which can be found at www.sec.gov. Unpredictable or unknown factors, not discussed in this press release, could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Unless legally required, Newfield undertakes no obligation to publicly update or revise any forward-looking statements.

For additional information, please contact Newfield’s Investor Relations department.

Phone: 281-210-5321

Email: info@newfield.com